Exhibit 99

FOR RELEASE –– JANUARY 26, 2016

Corning Reports Fourth-Quarter and Full-Year 2015 Financial Results and Progress on New Strategy and Capital Allocation Framework

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the fourth quarter and full-year 2015. Highlights of the report include:

•	Business segment performance consistent with the company’s expectations;
•	Moderate LCD glass price declines;
•	Significant progress on the company’s new strategy and capital allocation framework; and
•	Substantial progress on extending Japanese yen hedges.

Fourth-Quarter 2015 Results
For the fourth quarter of 2015, Corning reported core sales* of $2.4 billion and core earnings per share of $0.34, compared with $2.5 billion and $0.42, respectively, in 2014. Net sales (GAAP) for the fourth quarter were $2.2 billion and GAAP earnings per share were $0.17, compared with $2.4 billion and $0.70, respectively, in 2014.

Full-Year 2015 Results
For the full-year 2015, core sales were $9.8 billion and core earnings per share were $1.40, compared with $10 billion and $1.42, respectively, in 2014. Net sales (GAAP) for 2015 were $9.1 billion and GAAP earnings per share were $1.00, compared with $9.7 billion and $1.73, respectively, in 2014. Adjusted operating cash flow for the full year remained strong at $3.2 billion.

“Our fourth-quarter performance was in line with our expectations,” Wendell P. Weeks, chairman, chief executive officer and president, said. “Our long-term supply contracts and effective pricing strategies in our Corning Glass Technologies businesses continue to be particularly beneficial, and technology trends in optical communications continue to drive growth.”

“We were especially pleased to mark several major successes right out of the gate on our new strategy and capital allocation framework which outlines our priorities for the next four years: to focus our portfolio and utilize our financial strength,” Weeks noted.

Significant Progress on the Strategy and Capital Allocation Framework
In October 2015, Corning announced a new strategy and capital allocation framework that targets generating and deploying more than $20 billion through 2019, with the majority of these funds expected to come from operating cash flow. The company plans to invest approximately $10 billion in opportunities to grow and sustain its leadership positions, and return more than $10 billion to shareholders.

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2015 Financial Results and Progress on New Strategy and Capital Allocation Framework
Page Two

In the fourth quarter of 2015, Corning marked early progress against the new strategy and capital allocation framework. The company:

•	Generated significant cash flow in the quarter, resulting in $3.2 billion in adjusted operating cash flow for the year, despite continuing global economic weakness.

•	Attained a moderate LCD glass price decline in the quarter, achieving the lowest sequential decline of the year. For 2015, the aggregate LCD glass price decline was the lowest in five years.

•	Initiated a $1.25 billion accelerated share repurchase program (completed in January 2016), supporting the company’s commitment to return more than $10 billion to shareholders.

•
Announced a realignment of the company’s interest in Dow Corning, a transaction that is expected to be accretive to the company’s earnings per share and essentially tax-free. As a result of the realignment, a newly formed entity, which will become a wholly owned subsidiary of the company, will hold approximately 40% ownership in Hemlock Semiconductor Group and $4.8 billion in cash. The transaction unlocks the value of Corning’s interest in Dow Corning’s silicones business, which today falls outside Corning’s three core technologies, four manufacturing and engineering platforms, and five market-access platforms.

•
Established a long-term supply agreement with a low-cash investment in a Gen 10.5 glass manufacturing facility adjacent to BOE Technology Group, Ltd., the largest panel manufacturer in China. The existing long-term supply agreement for Gen 8.5 and smaller panels was extended through 2025.

•
Announced that Ford’s GT supercar is using Corning® Gorilla® Glass for Automotive in its windshield and in two other windows – an example of Corning leveraging its market access with leading automakers to pursue disruptive opportunities while utilizing existing assets.

Fourth-Quarter Segment Results

•
Display Technologies: Core sales in the fourth quarter were $903 million, compared with $1,055 million in the same period a year ago. Sequential LCD glass volume declined slightly, as expected. LCD glass prices continued to moderate as expected and declined less than in the third quarter. Core earnings in the fourth quarter were $234 million, compared with $356 million in the same period last year.

•	Optical Communications: Sales in the fourth quarter were $736 million, compared with $676 million in a year ago. Core earnings were $47 million, compared with $48 million in the fourth quarter 2014.

•
Environmental Technologies: Sales in the fourth quarter were $254 million compared with $250 million last year. Core earnings were $29 million, compared with $36 million in the comparable period a year ago.

•
Specialty Materials: Sales in the fourth quarter were $275 million, compared with $319 million a year ago. Core earnings for the quarter were $44 million, compared with $30 million in the fourth quarter 2014.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2015 Financial Results and Progress on New Strategy and Capital Allocation Framework
Page Three

•
Life Sciences: Sales in the fourth quarter were $202 million, compared with $215 million in the previous year’s quarter. Core earnings were $12 million, compared with $18 million in the comparable 2014 period.

•	Core equity earnings from Dow Corning Corporation were $78 million, compared with $111 million in the fourth quarter 2014.

Looking Forward
“We expect the first quarter to be the weakest of 2016, and we anticipate growth will recover in subsequent quarters,” R. Tony Tripeny, senior vice president and chief financial officer, said. “We are encouraged with the moderation of LCD glass price declines, and we expect this trend will continue into 2016. We are sustaining market leadership in all of our businesses.”

Corning provided the following expectations for its business segments in the first quarter of 2016:
•
Display Technologies: In the first quarter, Corning anticipates that panel maker utilization will continue to decline, which will reduce inventory levels in the supply chain. As a result, the overall glass market and Corning’s LCD glass volume are expected to decline by a mid-to-high single-digit percentage sequentially. Corning’s LCD glass price decline is expected to be moderate, achieving what will be one of the lowest first-quarter declines in five years.

For the full year, Corning expects moderate sequential price declines to continue, and its glass volume to grow by a mid-single-digit percentage year over year, in line with total glass demand growth. Corning expects global television unit sales will grow by a low single-digit percentage, and the average screen size will increase by at least 1.5 inches. The company expects panel maker utilization to increase as the year progresses, and retail LCD glass area demand to be up by a high single-digit percentage in 2016.

During January, Corning took advantage of the stronger yen to extend its hedges. Corning is now hedged for approximately 70 percent of its projected yen exposure for the period 2016 through 2022 at a blended rate significantly below the recent spot prices. Corning will provide more details during today’s conference call.

•
Optical Communications: Corning expects first-quarter sales to increase in the low-to-mid-single digit percentage range over its sales in the comparable period a year ago. For the full year, the company expects sales to increase by a mid-single-digit percentage and exceed the goal of two times the growth rate of industry capital expenditures.

•
Specialty Materials: First-quarter sales are expected to decline year over year by a mid-teen percentage. For 2016, the company estimates annual sales will grow by a low-teen percentage. The variable timing of mobile device product launches drives Corning® Gorilla® Glass demand and is expected to cause significant swings in quarterly results.

•
Environmental Technologies: The North American heavy-duty truck market is down after several years of robust growth. As a result, first-quarter sales are expected to decline by approximately 10%, compared with the same period last year. The full-year outlook is for sales to be down by a low single-digit percentage.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2015 Financial Results and Progress on New Strategy and Capital Allocation Framework
Page Four

•
Life Sciences: First-quarter sales are expected to increase by a low single-digit percentage, compared with last year. For the full year, sales are anticipated to grow faster than the market, which is expected to be up by a low single-digit percentage.

•	Core equity earnings from Dow Corning are expected to be approximately $45 million.

“Our very strong balance sheet and competitive positions serve as the basis for executing on our new strategy and capital allocation framework. We are off to a strong start in delivering on this framework and are confident in our ability to deliver significant returns for shareholders,” Tripeny concluded.

Upcoming Investor Events
Corning will host investors and provide more information on its 2016 outlook at its annual investor meeting in New York on Friday, Feb. 5, beginning at 8 a.m. at Cipriani Wall Street at 55 Wall St. Attendees can register online at the company’s investor relations website. Investors will hear presentations from the company’s chairman and chief executive officer, Corning business leaders, and the chief financial officer. Corning also will attend the Goldman Sachs Media & Telecom Conference on March 1 in San Francisco.

Fourth-Quarter Conference Call Information
The company will host a fourth-quarter conference call on Tuesday, Jan. 26, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1093 or for international access call (612) 332-0226 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Events.” A replay will be available beginning at 11 a.m. ET and will run through 5 p.m. ET, Tuesday, Feb. 9. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 382853. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2015 Financial Results and Progress on New Strategy and Capital Allocation Framework
Page Five

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Net sales	$2,231	$2,404	$9,111	$9,715
Cost of sales	1,374	1,408	5,458	5,663

Gross margin	857	996	3,653	4,052

Operating expenses:
Selling, general and administrative expenses	557	242	1,523	1,211
Research, development and engineering expenses	208	210	769	815
Amortization of purchased intangibles	14	8	54	33
Restructuring, impairment and other charges		20		71
Asbestos litigation credit	(9)	(20)	(15)	(9)

Operating income	87	536	1,322	1,931

Equity in earnings of affiliated companies	104	23	299	266
Interest income	5	5	21	26
Interest expense	(39)	(32)	(140)	(123)
Transaction-related gain, net				74
Foreign currency hedge gain, net	33	789	85	1,411
Other (expense) income, net	(21)	16	(101)	(17)

Income before income taxes	169	1,337	1,486	3,568
Benefit (provision) for income taxes	55	(349)	(147)	(1,096)

Net income attributable to Corning Incorporated	$224	$988	$1,339	$2,472

Earnings per common share attributable to Corning Incorporated:
Basic	$0.17	$0.76	$1.02	$1.82
Diluted	$0.17	$0.70	$1.00	$1.73
Dividends declared per common share (1)	$0.12	$0.22	$0.36	$0.52

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	December 31,
	2015	2014
Assets

Current assets:
Cash and cash equivalents	$4,500	$5,309
Short-term investments, at fair value	100	759
Total cash, cash equivalents and short-term investments	4,600	6,068
Trade accounts receivable, net of doubtful accounts and allowances	1,372	1,501
Inventories	1,385	1,322
Deferred income taxes		248
Other current assets	912	1,099
Total current assets	8,269	10,238

Investments	1,975	1,801
Property, plant and equipment net of accumulated depreciation	12,648	12,766
Goodwill, net	1,380	1,150
Other intangible assets, net	706	497
Deferred income taxes	2,056	1,889
Other assets	1,513	1,722

Total Assets	$28,547	$30,063

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$572	$36
Accounts payable	934	997
Other accrued liabilities	1,308	1,291
Total current liabilities	2,814	2,324

Long-term debt	3,910	3,227
Postretirement benefits other than pensions	718	814
Other liabilities	2,242	2,046
Total liabilities	9,684	8,411

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,681 million and 1,672 million	840	836
Additional paid-in capital – common stock	13,352	13,456
Retained earnings	13,832	13,021
Treasury stock, at cost; shares held: 551 million and 398 million	(9,725)	(6,727)
Accumulated other comprehensive loss	(1,811)	(1,307)
Total Corning Incorporated shareholders’ equity	18,788	21,579
Noncontrolling interests	75	73
Total equity	18,863	21,652

Total Liabilities and Equity	$28,547	$30,063

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net income	$224	$988	$1,339	$2,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	288	290	1,130	1,167
Amortization of purchased intangibles	14	8	54	33
Restructuring, impairment and other charges		20		71
Stock compensation charges	10	11	46	58
Equity in earnings of affiliated companies	(104)	(23)	(299)	(266)
Dividends received from affiliated companies		31	143	1,704
Deferred tax provision	(133)	198	54	612
Restructuring payments	(2)	(9)	(40)	(39)
Customer deposits	197		197
Employee benefit payments in excess of expense	(57)	(47)	(52)	(52)
Gains on foreign currency hedges related to translated earnings	(38)	(769)	(80)	(1,369)
Unrealized translation (gains) losses on transactions	(35)	192	268	431
Contingent consideration fair value adjustment	(13)	(172)	(13)	(249)
Changes in certain working capital items:
Trade accounts receivable	110	47	162	(16)
Inventories	(17)	(25)	(77)	2
Other current assets	147	(33)	(57)	(16)
Accounts payable and other current liabilities	148	336	(146)	(3)
Other, net	225	69	180	169
Net cash provided by operating activities	964	1,112	2,809	4,709

Cash Flows from Investing Activities:
Capital expenditures	(311)	(336)	(1,250)	(1,076)
Acquisitions of businesses, net of cash (paid) received	(201)		(732)	66
Proceeds from sale of a business	12		12
Investments in unconsolidated entities			(33)	(109)
Proceeds from loan repayments from unconsolidated entities		8	6	23
Short-term investments – acquisitions	(110)	(228)	(969)	(1,398)
Short-term investments – liquidations	583	213	1,629	1,167
Realized gains on foreign currency hedges related to translated earnings	164	135	653	361
Other, net		(1)	(1)	4
Net cash provided by (used in) investing activities	137	(209)	(685)	(962)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(12)	(2)	(12)	(52)
Principal payments under capital lease obligations	(5)	(5)	(6)	(6)
Proceeds from issuance of short-term debt, net	1	7	3	29
Proceeds (payments) from issuance of commercial paper	481	(424)	481
Proceeds from issuance of long-term debt			745
Proceeds from issuance of preferred stock (1)				400
Payments from the settlement of interest rate swap agreements			(10)
Proceeds received for asset financing and related incentives, net	1	1	1	1
Proceeds from the exercise of stock options	3	18	102	116
Repurchases of common stock for treasury	(1,323)	(183)	(3,228)	(2,483)
Dividends paid	(160)	(152)	(679)	(591)
Net cash used in financing activities	(1,014)	(740)	(2,603)	(2,586)
Effect of exchange rates on cash	(27)	(207)	(330)	(556)
Net increase (decrease) in cash and cash equivalents	60	(44)	(809)	605
Cash and cash equivalents at beginning of period	4,440	5,353	5,309	4,704

Cash and cash equivalents at end of period	$4,500	$5,309	$4,500	$5,309

(1)
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd.  Corning also issued to Samsung Display an additional amount of Preferred Stock at closing, for an issue price of $400 million in cash.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income attributable to Corning Incorporated	$224	$988	$1,339	$2,472
Less: Series A convertible preferred stock dividend	24	24	98	94
Net income available to common stockholders – basic	200	964	1,241	2,378
Add: Series A convertible preferred stock dividend		24	98	94
Net income available to common stockholders - diluted	$200	$988	$1,339	$2,472

Weighted-average common shares outstanding - basic	1,146	1,276	1,219	1,305
Effect of dilutive securities:
Stock options and other dilutive securities	8	11	9	12
Series A convertible preferred stock		115	115	110
Weighted-average common shares outstanding - diluted	1,154	1,402	1,343	1,427
Basic earnings per common share	$0.17	$0.76	$1.02	$1.82
Diluted earnings per common share	$0.17	$0.70	$1.00	$1.73

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Core earnings attributable to Corning Incorporated	$429	$587	$1,882	$2,023
Less: Series A convertible preferred stock dividend	24	24	98	94
Core earnings available to common stockholders - basic	405	563	1,784	1,929
Add: Series A convertible preferred stock dividend	24	24	98	94
Core earnings available to common stockholders - diluted	$429	$587	$1,882	$2,023

Weighted-average common shares outstanding - basic	1,146	1,276	1,219	1,305
Effect of dilutive securities:
Stock options and other dilutive securities	8	11	9	12
Series A convertible preferred stock	115	115	115	110
Weighted-average common shares outstanding - diluted	1,269	1,402	1,343	1,427
Core basic earnings per common share	$0.35	$0.44	$1.46	$1.48
Core diluted earnings per common share	$0.34	$0.42	$1.40	$1.42

© 2016 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES
In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and Korean won, and uses an internally derived management rate which is closely aligned to our foreign currency hedges.  In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen and the Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with GAAP.  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  For a reconciliation of non-GAAP performance measures and a further discussion of the measures, please see “Reconciliation of Non-GAAP Measures” below.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the acquisition of Samsung Corning Precision Materials and because a significant portion of  Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.

(2)	Foreign currency hedges related to translated earnings: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)
Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments, including the tax effect of transfer pricing out-of-period adjustments in 2014 and 2015.

(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

(6)
Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.

© 2016 Corning Incorporated. All Rights Reserved.

(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)
Impacts from the acquisition of Samsung Corning Precision Materials:  Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(10)	Post-combination expenses: Post-combination expenses incurred as a result of an acquisition in the first quarter of 2015.
(11)
Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended December 31, 2015
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax (benefit) rate	Per share

As reported	$2,231	$104	$169	$224	(32.5)%	$0.17
Constant-yen (1)	170	2	148	110		0.09
Constant-won (1)	1	(1)	(12)	(9)		(0.01)
Foreign currency hedges related to translated earnings (2)			(38)	(23)		(0.02)
Acquisition-related costs (3)			15	11		0.01
Discrete tax items and other tax-related adjustments (4)				11		0.01
Litigation, regulatory and other legal matters (5)			11	7		0.01
Restructuring, impairment and other charges (6)			40	36		0.03
Equity in earnings of affiliated companies (8)		(18)	(18)	(17)		(0.01)
Impacts from the Acquisition of Samsung Corning Precision Materials (9)			(24)	(21)		(0.02)
Pension mark-to-market adjustment (11)			157	100		0.08

Core performance measures	$2,402	$87	$448	$429	4.2%	$0.34

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2014
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$2,404	$23	$1,337	$988	26.1%	$0.70
Constant-yen (1) *	130		104	75		0.06
Constant-won (1)			3	2
Foreign currency hedges related to translated earnings (2)			(769)	(510)		(0.36)
Acquisition-related costs (3)			8	5
Discrete tax items and other tax-related adjustments (4)				42		0.03
Litigation, regulatory and other legal matters (5)			(13)	(9)		(0.01)
Restructuring, impairment and other charges (6)			23	15		0.01
Equity in earnings of affiliated companies (8)		93	93	86		0.06
Contingent consideration fair value adjustment (9)			(172)	(134)		(0.10)
Other items related to the Acquisition of Samsung Corning Precision Materials (9)			3	3
Pension mark-to-market adjustment (11)			29	24		0.02

Core performance measures	$2,534	$116	$646	$587	9.1%	$0.42
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2015
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$9,111	$299	$1,486	$1,339	9.9%	$1.00
Constant-yen (1)	687	6	567	423		0.31
Constant-won (1)	2	(2)	(25)	(19)		(0.01)
Foreign currency hedges related to translated earnings (2)			(80)	(48)		(0.04)
Acquisition-related costs (3)			55	36		0.03
Discrete tax items and other tax-related adjustments (4)				36		0.03
Litigation, regulatory and other legal matters (5)			5	3
Restructuring, impairment and other charges (6)			46	42		0.03
Equity in earnings of affiliated companies (8)		(34)	(34)	(33)		(0.02)
Impacts from the acquisition of Samsung Corning Precision Materials (9)			(20)	(18)		(0.01)
Post-combination expenses (10)			25	16		0.01
Pension mark-to-market adjustment (11)			165	105		0.08

Core performance measures	$9,800	$269	$2,190	$1,882	14.1%	$1.40

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Year Ended December 31, 2014
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$9,715	$266	$3,568	$2,472	30.7%	$1.73
Constant-yen (1) *	240	1	197	144		0.10
Constant-won (1)			37	26		0.02
Foreign currency hedges related to translated earnings (2)			(1,369)	(916)		(0.64)
Acquisition-related costs (3)			74	57		0.04
Discrete tax items and other tax-related adjustments (4)				240		0.17
Litigation, regulatory and other legal matters (5)			(1)	(2)
Restructuring, impairment and other charges (6)			86	66		0.05
Liquidation of subsidiary (7)				(3)
Equity in earnings of affiliated companies (8)		43	43	38		0.03
Gain on previously held equity investment (9)			(394)	(292)		(0.20)
Settlement of pre-existing contract (9)			320	320		0.22
Contingent consideration fair value adjustment (9)			(249)	(194)		(0.14)
Post-combination expenses (9)			72	55		0.04
Impacts from the acquisition of Samsung Corning Precision Materials (9)			(9)	(12)		(0.01)
Pension mark-to-market adjustment (11)			29	24		0.02

Core performance measures	$9,955	$310	$2,404	$2,023	15.8%	$1.42
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2015				Three months ended December 31, 2014
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses

As reported	$857	38%	$557	$208	$996	41%	$242	$210
Constant-yen (1) *	145		1	1	104
Constant-won (1)	(10)				2
Acquisition-related costs (3)	2		1				16
Litigation, regulatory and other legal matters (5)			(20)				(22)
Restructuring, impairment and other charges (6)	11		(29)
Impacts from the acquisition of Samsung Corning Precision Materials (9)	(11)		13				172
Pension mark-to-market adjustment (11)	3		(153)	(1)	2		(28)	(1)

Core performance measures	$997	42%	$370	$208	$1,104	44%	$380	$209
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Years Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Year ended December 31, 2015				Year ended December 31, 2014
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses

As reported	$3,653	40%	$1,523	$769	$4,052	42%	$1,211	$815
Constant-yen (1) *	565		1		197		(1)
Constant-won (1)	(19)		1	1	28		(2)	(2)
Foreign currency hedges related to translated earnings (2)	(4)
Acquisition-related costs (3)	4		4		30		(3)
Litigation, regulatory and other legal matters (5)			(18)				(22)
Restructuring, impairment and other charges (6)	18		(27)		25		16
Impacts from the acquisition of Samsung Corning Precision Materials (9)	(8)		13		14		177
Post-combination expenses (10)			(25)
Pension mark-to-market adjustment (11)	3		(161)	(1)	2		(28)	(1)

Core performance measures	$4,212	43%	$1,311	$769	$4,348	44%	$1,348	$812
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2015		Three months ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$732	$243	$926	$518
Constant-yen (1) *	170	108	129	77
Constant-won (1)	1	(8)		2
Foreign currency hedges related to translated earnings (2)		(103)		(118)
Restructuring, impairment and other charges (6)				9
Impacts from the acquisition of Samsung Corning Precision Materials (9)		(10)		(134)
Pension mark-to-market adjustment (11)		4		2

Core performance measures	$903	$234	$1,055	$356
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Years Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Year ended December 31, 2015		Year ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$3,086	$1,095	$3,851	$1,396
Constant-yen (1) *	686	419	240	142
Constant-won (1)	2	(17)		27
Foreign currency hedges related to translated earnings (2)		(416)		(290)
Acquisition related costs (3)				37
Discrete tax items and other tax-related adjustments (4)				4
Restructuring, impairment and other charges (6)				40
Equity in earnings of affiliated companies (8)				6
Impacts from the acquisition of Samsung Corning Precision Materials (9)		(10)	1	(121)
Pension mark-to-market adjustment (11)		4		2

Core performance measures	$3,774	$1,075	$4,092	$1,243
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2015		Three months ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$736	$33	$676	$38
Acquisition-related costs (3)		1		(8)
Litigation, regulatory and other legal matters (5)		13
Restructuring, impairment and other charges (6)				5
Pension mark-to-market adjustment (11)				13

Core performance measures	$736	$47	$676	$48

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Years Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Year ended December 31, 2015		Year ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$2,980	$237	$2,652	$194
Acquisition-related costs (3)		16		(2)
Litigation, regulatory and other legal matters (5)		13
Restructuring, impairment and other charges (6)		(1)		17
Liquidation of subsidiary (7)				(2)
Post-combination expenses (10)		16
Pension mark-to-market adjustment (11)				13

Core performance measures	$2,980	$281	$2,652	$220

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2015		Three months ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$254	$29	$250	$31
Pension mark-to-market adjustment (11)				5

Core performance measures	$254	$29	$250	$36

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Years Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Year ended December 31, 2015		Year ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$1,053	$161	$1,092	$178
Pension mark-to-market adjustment (11)				5

Core performance measures	$1,053	$161	$1,092	$183

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2015		Three months ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$275	$39	$319	$25
Constant-yen (1) *		(1)		(1)
Constant-won (1)		(1)
Foreign currency hedges related to translated earnings (2)				5
Restructuring, impairment and other charges (6)		7		1

Core performance measures	$275	$44	$319	$30
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Years Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Year ended December 31, 2015		Year ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$1,107	$167	$1,205	$138
Constant-yen (1) *		(6)		(3)
Constant-won (1)		(2)
Foreign currency hedges related to translated earnings (2)		5		14
Acquisition-related costs (3)				(1)
Restructuring, impairment and other charges (6)		14		12

Core performance measures	$1,107	$178	$1,205	$160
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended December 31, 2015		Three months ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$202	$9	$215	$13
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)				2

Core performance measures	$202	$12	$215	$18

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Years Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Year ended December 31, 2015		Year ended December 31, 2014
	Net sales	Net income	Net sales	Net income

As reported	$821	$61	$862	$67
Acquisition-related costs (3)		12		14
Restructuring, impairment and other charges (6)				2

Core performance measures	$821	$73	$862	$83

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Equity Earnings
	Three months ended December 31, 2015	Three months ended December 31, 2014

As reported	$96	$18
Equity in earnings of affiliated companies (8)	(18)	93

Core performance measures	$78	$111

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Years ended December 31, 2015 and 2014
(Unaudited; amounts in millions)

	Equity Earnings
	Year ended December 31, 2015	Year ended December 31, 2014

As reported	$281	$252
Equity in earnings of affiliated companies (8)	(36)	35

Core performance measures	$245	$287

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months and Year Ended December 31, 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2015	Year ended December 31, 2015

Cash flows from operating activities	$964	$2,809

Less: Cash flows from investing activities	137	(685)

Plus: Short-term investments – acquisitions	110	969

Less: Short-term investments – liquidations	(583)	(1,629)

Free cash flow	$628	$1,464

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months and Year Ended December 31, 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2015	Year ended December 31, 2015

Cash flows from operating activities	$964	$2,809

Realized gains on foreign currency hedges related to translated earnings	164	653
Translation gains (losses) on cash balances	35	(278)

Adjusted cash flows from operating activities	$1,163	$3,184

© 2016 Corning Incorporated. All Rights Reserved.